Exhibit 99.1

Cabot Corp Reports Fourth Quarter Diluted EPS of $0.50 and Adjusted EPS of $1.11

Fiscal Year 2021 Diluted EPS of $4.34 and Adjusted EPS of $5.02

BOSTON--(BUSINESS WIRE)--November 8, 2021--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year 2021.

Key Highlights

  GAAP EPS of $4.34 and record full year Adjusted EPS of $5.02 driven by record Reinforcement Materials EBIT of $329 million and strong Performance Chemicals EBIT of $211 million
  Solid fourth quarter results with year over year increases across all segments
  Battery Materials revenue doubled year over year and fiscal 2021 financial results in line with expectations
  Liquidity remained strong at approximately $1.3 billion; Net Debt to EBITDA ratio of 1.6 times as of September 30, 2021
(In millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	9/30/21	9/30/20	9/30/21	9/30/20

Net sales	$904	$659	$3,409	$2,614
Net income (loss) attributable to Cabot Corporation	$29	$(272)	$250	$(238)

Net earnings (loss) per share attributable to Cabot Corporation	$0.50	$(4.81)	$4.34	$(4.21)
Less: Certain items after tax per share	$(0.61)	$(5.49)	$(0.68)	$(6.29)
Adjusted EPS	$1.11	$0.68	$5.02	$2.08

Commenting on the results, Cabot President and CEO Sean Keohane said, “I am very pleased that we delivered record Adjusted EPS in fiscal 2021, with significant year over year growth across the segments. Reinforcement Materials led the way delivering an increase in EBIT of $167 million while Performance Chemicals also recorded strong results across all major product lines with an increase in segment EBIT of $93 million. The Cabot team executed extraordinarily well during the fiscal year as we navigated through the continuing COVID-19 pandemic. In addition, discretionary free cash flow reached a historical high of $353 million in the fiscal year and we paid $80 million in dividends to shareholders. We also reduced our net debt to EBITDA ratio from 2.5 times at the end of fiscal 2020 to 1.6 times at the end of fiscal 2021.”

Keohane continued, “In the fourth quarter, we delivered 63% growth year over year in Adjusted EPS from higher volumes and improved margins. We delivered these results while managing through plant outages, global supply chain disruptions, and the impact to our businesses from the semiconductor chip shortage on automotive production.”

Keohane concluded, “Our record fiscal 2021 financial performance demonstrates the strength of our businesses and successful execution of our corporate strategy. Furthermore, the investments that we have made throughout the year have laid the foundation for advantaged growth in the future.”

Financial Detail

For the fourth quarter of fiscal 2021, net income attributable to Cabot Corporation was $29 million ($0.50 per diluted common share). Net income reflects an after-tax per share charge from certain items of $0.61. Adjusted EPS for the fourth quarter of fiscal 2021 was $1.11 per share.

Segment Results

Reinforcement Materials – Fourth quarter fiscal 2021 EBIT in Reinforcement Materials increased by $8 million compared to the fourth quarter of fiscal 2020. The increase in EBIT was driven by higher volumes and strong pricing in Asia. Higher volumes were driven by demand increases across all regions compared to the same quarter last year, which was still recovering from COVID-19 customer shutdowns in fiscal 2020.

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2021 as compared to the same quarter of the prior year are set forth in the table below:

Fourth Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	6%
Asia	7%
Europe, Middle East, Africa	5%
Americas	6%

Performance Chemicals – Fourth quarter fiscal 2021 EBIT in Performance Chemicals increased by $20 million compared to the fourth quarter of fiscal 2020, primarily due to improved product mix driven by higher sales into automotive and conductive applications in our specialty carbons product line and higher pricing in our fumed silica product line. Performance Additives volumes increased 2% as compared to the fourth quarter of the prior year and Formulated Solutions decreased 8% as compared to the fourth quarter of the prior year, with both comparisons reflecting the impact of plant outages on sales volumes.

Purification Solutions – Fourth quarter fiscal 2021 EBIT in Purification Solutions increased by $4 million compared to the fourth quarter of fiscal 2020. The increase in EBIT was largely due to higher prices in our specialty applications and lower fixed costs resulting from the sale of our mine in Texas and the related long-term activated carbon supply agreement.

Cash Performance – The Company ended the fourth quarter of fiscal 2021 with a cash balance of $168 million. During the fourth quarter of fiscal 2021, cash flows from operating activities were a source of $100 million. Capital expenditures for the fourth quarter of fiscal 2021 were $80 million. Additional uses of cash during the fourth quarter included $20 million for the payment of dividends.

Taxes – During the fourth quarter of fiscal 2021, the Company recorded a tax provision of $30 million for an effective tax rate of 48%. The provision reflected a $7 million net charge for non-GAAP tax adjustments. The operating tax rate for fiscal year 2021 was 27%. We expect our operating tax rate for fiscal 2022 to be in the range of 27% to 29%.

Outlook

Commenting on the outlook for the Company, Keohane said, “Looking forward to fiscal 2022, we believe robust end-market demand will continue and the benefits from our growth investments will support another year of strong results. In our Reinforcement Materials segment, we expect to benefit from higher volumes driven by strong forecasted levels of tire production and higher pricing in our calendar year 2022 customer agreements as customers are placing a premium on supply security. In our Performance Chemicals segment, we anticipate continued demand growth across our broad set of applications, with particular strength in battery materials and inkjet packaging. While external challenges, such as rising input costs, global supply chain disruptions and the semi-conductor chip shortage, are likely to remain in the short-term, we expect they will moderate as we move through the fiscal year. Consistent with this outlook, we expect fiscal year 2022 adjusted earnings per share to be in the range of $5.20 to $5.60.

Keohane continued, “Overall, we are excited about the outlook for our high growth investments, particularly in batteries as electrification of the car fleet continues to build momentum. At the same time, we remain focused on generating strong discretionary free cash flow and returning cash to shareholders. We will share more about our long-term strategic and financial outlook at our upcoming Investor Day on December 2, 2021.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, November 9, 2021. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of reinforcement bber and specialty carbons, activated carbon, inkjet colorants, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2022, including our expectations for adjusted earnings per share and the strength of demand and the benefits of our investments, the factors that we expect will impact our results of operations, and our expected operating tax rate for fiscal 2022, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, competition from other specialty chemical companies; volatility in the price of energy and raw materials; a significant adverse change in a customer relationship; safety, health and environmental requirements; unanticipated delays in, or increased cost of, site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations or global health matters; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2020, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Non-recurring gains (losses) on foreign currency, which are primarily related to the impact of continued currency devaluations on our net monetary assets denominated in that currency.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Executive transition costs, which include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Gains (losses) on sale of investments, which primarily relate to the sale of investments accounted for under the cost-method.
  Inventory reserve adjustment, which generally results from an evaluation performed as part of an impairment analysis.
  Indirect tax settlement credits, which includes favorable settlements resulting in the recoveries of indirect taxes.
  Gains (losses) on sale of a business.
  Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our three reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated by excluding the income tax (expense) benefit on certain items and discrete tax items. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Fourth Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2021	2020	2021	2020

Net sales and other operating revenues	$904	$659	$3,409	$2,614

Cost of sales	726	522	2,610	2,114

Gross profit	178	137	799	500

Selling and administrative expenses	89	62	289	292

Research and technical expenses	15	16	56	57

Specialty Fluids loss on sale and asset impairment charge	—	—	—	1

Marshall Mine loss on sale and asset impairment charge	—	129	—	129

Income (loss) from operations	74	(70)	454	21

Other income (expense)

Interest and dividend income	2	1	8	8

Interest expense	(12)	(12)	(49)	(53)

Other income (expense)	2	(3)	(7)	(9)

Total other income (expense)	(8)	(14)	(48)	(54)

Income (loss) before income taxes and equity in
earnings of affiliated companies	66	(84)	406	(33)

(Provision) benefit for income taxes	(30)	(182)	(123)	(191)

Equity in earnings of affiliated companies, net of tax	—	1	3	3

Net income (loss)	36	(265)	286	(221)

Net income (loss) attributable to noncontrolling interests	7	7	36	17

Net income (loss) attributable to Cabot Corporation	$29	$(272)	$250	$(238)

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$0.50	$(4.81)	$4.34	$(4.21)

Diluted weighted average common shares outstanding	56.9	56.5	56.8	56.6

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2021	2020	2021	2020

Sales

Reinforcement Materials	$493	$325	$1,781	$1,256

Performance Chemicals	284	226	1,148	933

Performance Additives	201	156	796	645

Formulated Solutions	83	70	352	288

Purification Solutions	66	67	257	253

Segment sales	843	618	3,186	2,442

Unallocated and other (A)	61	41	223	172

Net sales and other operating revenues	$904	$659	$3,409	$2,614

Segment Earnings Before Interest and Taxes (B)

Reinforcement Materials	$67	$59	$329	$162

Performance Chemicals	45	25	211	118

Purification Solutions	4	—	10	3

Total Segment Earnings Before Interest and Taxes	116	84	550	283

Unallocated and Other

Interest expense	(12)	(12)	(49)	(53)

Certain items (C)	(27)	(144)	(34)	(218)

Unallocated corporate costs	(15)	(9)	(58)	(41)

General unallocated income (expense) (D)	4	(2)	—	(1)

Less: Equity in earnings of affiliated companies	—	1	3	3

Income (loss) before income taxes and equity in
earnings of affiliated companies	66	(84)	406	(33)

(Provision) benefit for income taxes (including tax certain items)	(30)	(182)	(123)	(191)

Equity in earnings of affiliated companies	—	1	3	3

Net income (loss)	36	(265)	286	(221)

Net income (loss) attributable to noncontrolling interests	7	7	36	17

Net income (loss) attributable to Cabot Corporation	$29	$(272)	$250	$(238)

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$0.50	$(4.81)	$4.34	$(4.21)

Adjusted earnings (loss) per share (E)	$1.11	$0.68	$5.02	$2.08

Diluted weighted average common shares outstanding	56.9	56.5	56.8	56.6
(A)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, discounting charges for certain Notes receivable, and indirect tax settlement credits.
(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions (unaudited)	2021	2020

Current assets:

Cash and cash equivalents	$168	$151

Accounts and notes receivable, net of reserve for doubtful accounts of $4 and $2	645	418

Inventories:

Raw materials	168	82

Finished goods	300	225

Other	55	52

Total inventories	523	359

Prepaid expenses and other current assets	89	50

Total current assets	1,425	978

Property, plant and equipment, net	1,376	1,314

Goodwill	140	134

Equity affiliates	40	39

Intangible assets, net	100	103

Deferred income taxes	53	53

Other assets	172	160

Total assets	$3,306	$2,781

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2021	2020

Current liabilities:

Short-term borrowings	$72	$14

Accounts payable and accrued liabilities	667	488

Income taxes payable	35	20

Current portion of long-term debt	373	7

Total current liabilities	1,147	529

Long-term debt	717	1,094

Deferred income taxes	73	58

Other liabilities	279	286

Stockholders' equity:

Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—

Common stock:
Authorized: 200,000,000 shares of $1 par value, Issued: 56,870,237 and 56,616,030 shares, Outstanding: 56,726,818 and 56,466,638 shares	57	57
Less cost of 143,419 and 149,392 shares of common treasury stock	(4)	(4)

Additional paid-in capital	—	—

Retained earnings	1,183	989

Accumulated other comprehensive income (loss)	(289)	(351)

Total Cabot Corporation stockholders' equity	947	691

Noncontrolling interests	143	123

Total stockholders' equity	1,090	814

Total liabilities and stockholders' equity	$3,306	$2,781

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2020					Fiscal 2021
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials	$379	$355	$197	$325	$1,256	$375	$434	$479	$493	$1,781
Performance Chemicals	242	245	220	226	933	267	294	303	284	1,148
Performance Additives	170	168	151	156	645	184	203	208	201	796
Formulated Solutions	72	77	69	70	288	83	91	95	83	352
Purification Solutions	59	64	63	67	253	59	63	69	66	257
Segment sales	680	664	480	618	2,442	701	791	851	843	3,186
Unallocated and other (A)	47	46	38	41	172	45	51	66	61	223

Net sales and other operating revenues	$727	$710	$518	$659	$2,614	$746	$842	$917	$904	$3,409

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$47	$61	$(5)	$59	$162	$88	$89	$85	$67	$329
Performance Chemicals	41	31	21	25	118	54	58	54	45	211
Purification Solutions	(2)	3	2	—	3	(2)	2	6	4	10
Total Segment Earnings Before Interest and Taxes	86	95	18	84	283	140	149	145	116	550

Unallocated and Other
Interest expense	(14)	(14)	(13)	(12)	(53)	(12)	(13)	(12)	(12)	(49)
Certain items (C)	(11)	(56)	(7)	(144)	(218)	(11)	(1)	5	(27)	(34)
Unallocated corporate costs	(10)	(12)	(10)	(9)	(41)	(13)	(16)	(14)	(15)	(58)
General unallocated income (expense) (D)	(1)	—	2	(2)	(1)	(5)	—	1	4	—
Less: Equity in earnings of affiliated companies	—	1	1	1	3	—	1	2	—	3

Income (loss) before income taxes and
equity in earnings of affiliated companies	50	12	(11)	(84)	(33)	99	118	123	66	406
(Provision) benefit for income taxes (including tax certain items)	(4)	(10)	5	(182)	(191)	(29)	(34)	(30)	(30)	(123)
Equity in earnings of affiliated companies	—	1	1	1	3	—	1	2	—	3

Net income (loss)	46	3	(5)	(265)	(221)	70	85	95	36	286

Net income (loss) attributable to noncontrolling interests	5	4	1	7	17	10	10	9	7	36

Net income (loss) attributable to Cabot Corporation	$41	$(1)	$(6)	$(272)	$(238)	$60	$75	$86	$29	$250

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)	$1.06	$1.30	$1.48	$0.50	$4.34

Adjusted earnings (loss) per share (E)	$0.69	$0.77	$(0.07)	$0.68	$2.08	$1.18	$1.38	$1.35	$1.11	$5.02

Diluted weighted average common shares outstanding	57.0	56.6	56.5	56.5	56.6	56.6	56.7	57.0	56.9	56.8
(A)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, discounting charges for certain Notes receivable, and indirect tax settlement credits.

(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions (unaudited)	2021	2020	2021	2020

Cash Flows from Operating Activities:

Net income (loss)	$36	$(265)	$286	$(221)

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization	43	41	160	158

Other non-cash charges, net	19	290	53	277

Cash dividends received from equity affiliates	—	—	2	1

Changes in assets and liabilities:

Changes in certain working capital items (A)	4	7	(222)	185

Changes in other assets and liabilities, net	(2)	26	(22)	(23)

Cash provided by (used in) operating activities	100	99	257	377

Cash Flows from Investing Activities:

Additions to property, plant and equipment	(80)	(38)	(195)	(200)

Cash paid for acquisition of business, net of cash acquired of $0, $0, $0, and $1	—	—	—	(92)

Other investing activities, net	4	2	9	4

Cash provided by (used in) investing activities	(76)	(36)	(186)	(288)

Cash Flows from Financing Activities:

Change in debt, net	7	(75)	36	15

Cash dividends paid to common stockholders	(20)	(20)	(80)	(80)

Other financing activities, net	1	—	(16)	(67)

Cash provided by (used in) financing activities	(12)	(95)	(60)	(132)

Effect of exchange rates on cash	(15)	21	8	25

Increase (decrease) in cash, cash equivalents and restricted cash	(3)	(11)	19	(18)

Cash and cash equivalents and restricted cash at beginning of period	173	162	151	169

Cash, cash equivalents and restricted cash at end of period (B)	$170	$151	$170	$151
(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.
(B)	Restricted cash was $2 million as of September 30, 2021. There was no restricted cash as of September 30, 2020.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2021	2020	2021	2020

Certain items before and after income taxes

Indirect tax settlement credits	$—	—	$12	3
Legal and environmental matters and reserves	(25)	(3)	(25)	(54)
Global restructuring activities	(3)	(3)	(11)	(19)
Acquisition and integration-related charges	(1)	(2)	(5)	(5)
Employee benefit plan settlement and other charges	2	(5)	(4)	(10)
Marshall Mine loss on sale and asset impairment charge	—	(129)	—	(129)
Inventory reserve adjustment	—	(2)	—	(2)
Specialty Fluids loss on sale and asset impairment charges	—	—	—	(1)
Other certain items	—	—	(1)	(1)
Total certain items, pre-tax	(27)	(144)	(34)	(218)

Non-GAAP tax adjustments(A)	(7)	(166)	(4)	(139)

Total certain items after tax	$(34)	$(310)	$(38)	$(357)
Total certain items after tax per share impact	$(0.61)	$(5.49)	$(0.68)	$(6.29)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30	Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)	2021	2020	2021	2020

Statement of Operations Line Item (B)

Net sales and other operating revenues	$—	$—	$9	$—
Cost of sales	(5)	(3)	(12)	(9)
Selling and administrative expenses	(25)	(6)	(29)	(68)
Research and technical expenses	—	—	(1)	—
Other income (expense)	3	(6)	(1)	(11)
Specialty Fluids loss on sale and asset impairment charges	—	—	—	(1)
Marshall Mine loss on sale and asset impairment charges	—	(129)	—	(129)
Total certain items, pre-tax	$(27)	$(144)	$(34)	$(218)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended September 30	2021		2020
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(30)	48%	$(182)	-217%

Less: Non-GAAP tax adjustments(A)	(7)		(166)

Operating tax rate (C)	$(23)	26%	$(16)	28%

Twelve months ended September 30	2021		2020
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate

Effective Tax Rate	$(123)	30%	$(191)	-587%

Less: Non-GAAP tax adjustments(A)	(4)		(139)

Operating tax rate (C)	$(119)	27%	$(52)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2021 and FISCAL 2020
	Fiscal 2021 (D)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02

	Fiscal 2020 (D)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2020
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)
Less: Certain items after tax per share	0.01	(0.78)	(0.05)	(5.49)	(6.29)
Adjusted earnings (loss) per share	$0.69	$0.77	$(0.07)	$0.68	$2.08
(A)	Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)	Our operating tax rate for fiscal 2022 is expected to be in the range of 27% to 29%.
(D)	Per share amounts are calculated after tax.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2021 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02

	Fiscal 2020 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2020
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)
Less: Certain items after tax per share	0.01	(0.78)	(0.05)	(5.49)	(6.29)
Adjusted earnings (loss) per share	$0.69	$0.77	$(0.07)	$0.68	$2.08

(A) Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2021
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$60	$75	$86	$29	$250
Net income (loss) attributable to noncontrolling interests	10	10	9	7	36
Equity in earnings of affiliated companies, net of tax	—	(1)	(2)	—	(3)
Provision (benefit) for income taxes	29	34	30	30	123
Income (loss) before income taxes and equity in earnings of affiliated companies	$99	$118	$123	$66	$406
Interest expense	12	13	12	12	49
Certain items	11	1	(5)	27	34
Unallocated corporate costs	13	16	14	15	58
General unallocated (income) expense	5	—	(1)	(4)	—
Less: Equity in earnings of affiliated companies	—	(1)	(2)	—	(3)
Total Segment EBIT	$140	$149	$145	$116	$550
Depreciation and amortization	39	38	40	43	160
Adjustments to depreciation (B)	—	2	(1)	(2)	(1)
Total Segment EBITDA	$179	$189	$184	$157	$709
Less: Unallocated corporate costs before corporate depreciation	13	16	14	14	57
Adjusted EBITDA	$166	$173	$170	$143	$652

(B) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reinforcement Materials EBIT	$88	$89	$85	$67	$329
Reinforcement Materials Depreciation and amortization	17	18	17	18	70
Reinforcement Materials EBITDA	$105	$107	$102	$85	$399
Reinforcement Materials Sales	$375	$434	$479	$493	$1,781
Reinforcement Materials EBITDA Margin	28%	25%	21%	17%	22%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Performance Chemicals EBIT	$54	$58	$54	$45	$211
Performance Chemicals Depreciation and amortization	18	19	18	18	73
Performance Chemicals EBITDA	$72	$77	$72	$63	$284
Performance Chemicals Sales	$267	$294	$303	$284	$1,148
Performance Chemicals EBITDA Margin	27%	26%	24%	22%	25%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Purification Solutions EBIT	$(2)	$2	$6	$4	$10
Purification Solutions Depreciation and amortization	4	3	4	5	16
Purification Solutions EBITDA	$2	$5	$10	$9	$26
Purification Solutions Sales	$59	$63	$69	$66	$257
Purification Solutions EBITDA Margin	3%	8%	14%	14%	10%

Dollars in millions	Fiscal 2021
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Cash flow from operating activities (C)	$21	$65	$71	$100	$257
Less: Additions to property, plant and equipment	29	40	46	80	195
Free cash flow	$(8)	$25	$25	$20	$62
Plus: Additions to property, plant and equipment	29	40	46	80	195
Less: Changes in net working capital (D)	(99)	(80)	(47)	4	(222)
Less: Sustaining and compliance capital expenditures	21	27	26	52	126
Discretionary free cash flow	$99	$118	$92	$44	$353

(C) As provided in the Condensed Consolidated Statements of Cash Flows.
(D) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.